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                                                                  Exhibit 10.9


January __, 1998

Mr. Bruce Maison
7224 Oakhill Drive
Sylvania, Ohio  43560

Dear Bruce:

      Reference is hereby made to the letter agreement dated July 30, 1996 between Environmental Purification Industries, Inc., a Delaware corporation (now known as EPI Technologies, Inc.) ("EPI, Inc."), and you (the "Employment Agreement"). For purposes of this Agreement, you are referred to as "Maison."

      Meridian National Corporation ("Meridian") hereby agrees as follows:

      1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" shall have the meaning set forth in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act").

            (b) "Fair Market Value" shall mean (i) if a security is publicly traded, the average of the last reported sales prices of such security (trading regular way) for a ten trading day period ending three days prior to the closing of a transaction or the date of termination of Maison's employment with EPI, Inc., as the case may be, or if no reported sale takes place on a trading day included in such period, the average of the reported closing bid and asked prices in the regular way for such trading day, in either case as reported on the New York Stock Exchange or, if such security is not listed or admitted for trading on the New
      York Stock Exchange, on the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq"), or if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for a ten trading day period ending three days prior to the closing of a transaction or the date of termination of Maison's employment with EPI, Inc., as the case may be, on the Nasdaq SmallCap Market or the Nasdaq over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on a trading day included in such period shall not have been reported through Nasdaq, the average of the bid and asked prices on such day, as furnished by any New York Stock Exchange member firm making a market in such security selected from time to time by the Board of Directors of Meridian for that purpose, or (ii) if a security is not publicly traded, the fair market value of such security as determined by the Board of Directors of Meridian, in good faith and on a reasonable basis.

            (c) "Gross Proceeds" shall mean the cash or securities which Meridian receives as consideration for the sale of its shares of Common Stock (as hereinafter defined), or the sale, conversion, liquidation or redemption by EPI, Inc. of Meridian's shares of Meridian

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Mr. Bruce Maison
January __, 1998
Page 2


      Preferred Stock (as hereinafter defined) received by Meridian in connection with the IPO (as hereinafter defined), as the case may be. In the event that the proceeds from the sale of Common Stock or sale, conversion, liquidation or redemption of the Meridian Preferred Stock are securities, the Gross Proceeds received by Meridian shall be determined based on the Fair Market Value of such securities.

            (e) "Net Fair Market Value" shall mean the difference of the Fair Market Value of the Meridian Preferred Stock or Common Stock, as the case may be, on the date which Maison's employment with EPI, Inc. is terminated less Meridian's costs of sale including, without limitation, commissions, attorneys' fees and other out-of-pocket expenses associated with the transaction.

            (d) "Net Proceeds" shall mean the Gross Proceeds received by Meridian on the sale of its shares of Common Stock or the sale, conversion, liquidation or redemption by EPI, Inc. of Meridian's shares of Meridian Preferred Stock, as the case may be, less Meridian's costs of sale including, without limitation, commissions, attorneys' fees and other out-of-pocket expenses associated with the transaction.

      2. GUARANTY. Meridian hereby guaranties performance of the obligations of EPI, Inc. under the Employment Agreement. This guaranty is a continuing and irrevocable guaranty, binding upon Meridian and its successors and assigns, and the rights and obligations of Maison under this Agreement will inure to the benefit of, and will be binding upon, Maison and his heirs, personal representatives and estate. In the event that EPI, Inc. breaches any of its obligations under the Employment Agreement, Meridian will, upon written demand by Maison, promptly perform the obligation of EPI, Inc.

      3. VOTING OF SHARES. During the term of the Employment Agreement, if Maison is nominated for election as a director of EPI, Inc., Meridian agrees to vote all of its shares of voting capital stock of EPI, Inc. in favor of election of Maison as a director of EPI, Inc.

      4.    BONUS; SALE OF MERIDIAN PREFERRED STOCK.

            (a) Upon receipt by Meridian of a payment for advances made by Meridian to EPI, Inc. from the proceeds of an initial public offering underwritten by Duke & Co., Inc. (the "IPO") of EPI, Inc.'s common stock, par value $.01 per share ("Common Stock"), pursuant to an effective registration statement under the Securities Act, Meridian will promptly pay to Maison a bonus equal to five percent (5%) of such payment.

            (b) Provided that Maison is employed by EPI, Inc. at the time, in the event that Meridian shall (i) exchange certain advances to EPI, Inc. for shares of preferred stock of EPI, Inc. ("Meridian Preferred Stock"), and (ii) contribute certain advances to EPI, Inc. to the capital of EPI, Inc., each in connection with the IPO, Meridian shall, upon the sale,

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Mr. Bruce Maison
January __, 1998
Page 3


      conversion, liquidation or redemption by EPI, Inc. of any such shares of Meridian Preferred Stock received in connection with the IPO, promptly pay to Maison five percent (5%) of the Net Proceeds received by Meridian from such sale, conversion, liquidation or redemption.

      5. SALE OF CAPITAL STOCK OF EPI, INC. BY MERIDIAN. Provided that Maison is employed by EPI, Inc. at the time, Meridian agrees to pay to Maison a percentage of the aggregate amount of Net Proceeds realized by Meridian, in one or more transactions, upon the sale of up to 850,000 shares of Common Stock owned by Meridian as of the closing of the IPO, as adjusted for stock splits, dividends and combinations, as follows:

            (a) 1.0% of the aggregate amount of Net Proceeds, if the average price per share of Common Stock (calculated by dividing the aggregate amount of Gross Proceeds by the number of shares sold) is equal to or exceeds $1.00 per share of Common Stock but less than or equal to $1.99 per share of Common Stock;

            (b) 2.0% of the aggregate amount of Net Proceeds, if the average price per share of Common Stock (calculated by dividing the aggregate amount of Gross Proceeds by the number of shares sold) is equal to or exceeds $2.00 per share of Common Stock but less than or equal to $2.99 per share of Common Stock;

            (c) 3.0% of the aggregate amount of Net Proceeds, if the average price per share of Common Stock (calculated by dividing the aggregate amount of Gross Proceeds by the number of shares sold) is equal to or exceeds $3.00 per share of Common Stock but less than or equal to $3.99 per share of Common Stock;

            (d) 4.0% of the aggregate amount of Net Proceeds, if the average price per share of Common Stock (calculated by dividing the aggregate amount of Gross Proceeds by the number of shares sold) is equal to or exceeds $4.00 per share of Common Stock but less than or equal to $4.99 per share of Common Stock;

            (e) 4.5% of the aggregate amount of Net Proceeds, if the average price per share of Common Stock (calculated by dividing the aggregate amount of Gross Proceeds by the number of shares sold) is equal to or exceeds $5.00 per share of Common Stock but less than or equal to $5.49 per share of Common Stock; and

            (f) 5.0% of the aggregate amount of Net Proceeds, if the average price per share of Common Stock (calculated by dividing the aggregate amount of Gross Proceeds by the number of shares sold) is equal to or exceeds $5.50 per share of Common Stock.

Such payments will be made within thirty (30) days following the date Meridian receives such Net Proceeds and will be subject to federal, state or local income
tax withholding laws applicable to Meridian or EPI, Inc.   Notwithstanding
anything to the contrary in this Agreement, in no event shall

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Mr. Bruce Maison
January __, 1998
Page 4


Meridian be required to pay Maison any Net Proceeds from the sale of up to an aggregate of 150,000 shares of Common Stock owned by Meridian to any of MNP Corporation, a Michigan corporation, Elliot Smith or Spencer Browne pursuant to a warrant agreement or otherwise.

      6.    TERMINATION OF MAISON EMPLOYMENT PRIOR TO SALE OF MERIDIAN
PREFERRED STOCK OR COMMON STOCK. In the event that (i) Maison's employment with EPI, Inc. is terminated by EPI, Inc. on or prior to February 28, 2002 for any reason other than "cause" (as such term is defined in the Employment Agreement), is terminated due to the death or "permanent disability" (as such term is defined in the Employment Agreement) of Maison on or prior to February 28, 2002, or is terminated by Maison at any time prior to July 27, 2007 due to a decrease in his base compensation pursuant to the last sentence of Paragraph 3(b) of the Employment Agreement, (ii) the Employment Agreement is not renewed by EPI, Inc. upon its expiration on February 28, 2002, (iii) Maison's employment with EPI, Inc. is terminated by Maison during the period commencing March 1, 2002 through and including July 26, 2007 for any reason other than due to a decrease in his base compensation pursuant to the last sentence of Paragraph 3(b) of the Employment Agreement, (iv) Maison's employment with EPI, Inc. is terminated by EPI, Inc. for any reason other than "cause" during the period commencing March 1, 2002 through and including July 26, 2007, or is terminated during such period due to the death or "permanent disability" of Maison, or (v) Maison's employment with EPI, Inc. is terminated by either Maison or EPI, Inc. for any reason other than "cause" on or subsequent to July 27, 2007 or is terminated after such date due to the death or "permanent disability" of Maison, then, in any such case, Meridian shall be required to pay Maison a percentage of the proceeds received by Meridian on the sale of the Meridian Preferred Stock and Common Stock based on the percentages set forth in Paragraphs 4 and 5, respectively; PROVIDED, HOWEVER, that:

            (a) Meridian shall only be required to make such payment or payments to Maison upon the sale of up to 850,000 shares of Common Stock or the sale, conversion, liquidation or redemption of the Meridian Preferred Stock received by Meridian in connection with the IPO;

            (b) the amount of such payment or payments to Maison shall be computed based on the product of the applicable percentages set forth in Paragraphs 4 and 5 multiplied by the lesser of (x) the Net Proceeds from the sale, conversion, liquidation or redemption, and (y) the Net Fair Market Value of the Meridian Preferred Stock and the Common Stock, as the case may be; and

            (c) the sale of the shares of Common Stock or the sale, conversion, liquidation or redemption of the Meridian Preferred Stock occurs on or prior to, (1) in the case of Paragraphs 6(a)(i) and 6(a)(ii), the fifth anniversary of the date of Maison's termination, (2) in the case of Paragraph 6(a)(iii), the date which is two years and 180 days from the date of termination of employment by Maison, (3) in the case of Paragraph 6(a)(iv), (i) the sixth anniversary of the date of Maison's termination if such termination occurs after February 28, 2002 but on or before July 31, 2003, (ii) the seventh anniversary of the date of Maison's

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Mr. Bruce Maison
January __, 1998
Page 5


      termination if such termination occurs after July 31, 2003 but on or before July 31, 2004, (iii) the eighth anniversary of the date of Maison's termination if such termination occurs after July 31, 2004 but on or before July 31, 2005, (iv) the ninth anniversary of the date of Maison's termination if such termination occurs after July 31, 2005 but on or before July 31, 2006, and (v) the tenth anniversary of the date of Maison's termination if such termination occurs after July 31, 2006, and
      (4) in the case of Paragraph 6(a)(v), the tenth anniversary of the date of Maison's termination if such termination.

      7. SALE OF BOTH MERIDIAN PREFERRED STOCK AND COMMON STOCK. Subject to the limitations on payments set forth in Paragraph 6, in the event that Meridian sells both its shares of Meridian Preferred Stock received in connection with the IPO and up to 850,000 shares of Common Stock (net of any prior sales of Common Stock for which Maison received compensation) to a single purchaser or one or more purchasers which are Affiliates either in a single transaction or series of related transactions (a "Single Sale Transaction"), for the purpose of determining the amount owed to Maison pursuant to this Agreement it shall be assumed that fifty percent (50%) of the consideration from such Single Sale Transaction was paid to Meridian for the Meridian Preferred Stock and fifty percent (50%) of the consideration from such Single Sale Transaction was paid to Meridian for its shares of Common Stock. In the event that at the time of a Single Sale Transaction Meridian owns in excess of 850,000 shares of Common Stock (net of any prior sales of Common Stock for which Maison received compensation) or any shares of preferred stock issued by EPI, Inc. in addition to the shares of Meridian Preferred Stock received in connection with the IPO and such additional shares of Common Stock and/or EPI, Inc. preferred stock are also sold in the Single Sale Transaction, the Fair Market Value of such additional shares of Common Stock and/or EPI, Inc. preferred stock shall be deducted from the consideration paid to Meridian for the Single Sale Transaction prior to computing any amounts due to Maison from such Single Sale Transaction.

      8. PARAGRAPH HEADINGS; ENTIRE AGREEMENT. The Paragraph headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of the terms of this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof including, without limitation, that certain agreement between Meridian and Maison dated July 30, 1996. No inducement, promise, understanding or condition not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provisions hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9. BINDING AGREEMENT. The rights and obligations of Meridian under this Agreement will inure to the benefit of, and will be binding upon, Meridian and its successors and assigns, and the rights and obligations of Maison under this Agreement will inure to the benefit of, and will be binding upon, Maison and his heirs, personal representatives and estate.

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Mr. Bruce Maison
January __, 1998
Page 6


      10. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, will be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Toledo, Ohio, and judgment upon the award rendered by the Arbitrator or Arbitrators may be entered in any Court having jurisdiction thereof. The Arbitrator or Arbitrators will possess the power to issue mandatory orders and restraining orders in connection with such arbitration.

      11. NOTICES. Any notice to be given under this Agreement must be personally delivered in writing or will be deemed duly given after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to Meridian, must be addressed to Meridian at its principal place of business, attention: Chairman, and if mailed to Maison, must be addressed to him at his home address last shown on the records of Meridian, or at such other address or addresses as either Meridian or Maison may in the future designate in writing to the other.

      12. WAIVER. The failure of either party to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy will not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

      13. EFFECTIVE DATE. This Agreement will become effective on the date of the closing of the IPO, provided that Maison is employed by EPI, Inc. on such date.

      14. MISCELLANEOUS. No modification, termination or attempted waiver of this Agreement will be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement will be governed by and construed according to the laws of the State of Ohio, without regard to conflict of laws principles.

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Mr. Bruce Maison
January __, 1998
Page 7


      If the foregoing understanding respecting the Agreement between you and Meridian is acceptable to you, please indicate your approval by signing a copy of this letter in the space provided below and return it to me.

                                        Sincerely,

                                        MERIDIAN NATIONAL CORPORATION


                                        By:
                                           ------------------------------------
                                             William D. Feniger, Chairman


      The terms and provisions of this Agreement are hereby approved and accepted this ___ day of January, 1998.



                                        ---------------------------------------
                                        Bruce Maison